EXHIBIT 5

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug

Switzerland

Zurich, as of 22 March 2018

ANI / 7797170v1

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

Dear Madam, Dear Sir,

We have acted as Swiss counsel to Auris Medical Holding AG, Zug, Switzerland (the Company) in connection with the filing on the date hereof of a registration statement on Form S-8 (the Registration Statement) by the Company with the U.S. Securities and Exchange Commission (the Commission) pursuant to the Securities Act of 1933, as amended (the Securities Act) for the purpose of registering under the Securities Act the offer of 689,846 registered common shares, par value of CHF 0.02 each of the Company, which may be issued on the basis of the Company’s Conditional Share Capital (as defined below) after the date hereof pursuant to certain Company’s equity incentive plans (being a certain equity incentive plan dated 13 April 2017, a certain stock option plan A dated 24 November 2009 and a certain stock option plan C dated 22 April 2013), all of which have been adopted by the Company’s board of directors on 12 March 2018 (together, the Equity Incentive Plans) (such shares, the Shares and each a Share) and which, following the merger of Auris Medical Holding AG into Auris Medical NewCo Holding AG as surviving entity (now: Auris Medical Holding AG) effective 13 March 2018, applies to Auris Medical Hold-ing AG as surviving entity.

Attorneys admitted in Switzerland or in a EU/EFTA state are registered with the attorneys' registry	Page 1 of 7

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment.

Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)	a .pdf copy of the Registration Statement;

(b)	a .pdf copy of the public deed on the resolution of the Company’s share-holders’ meeting dated 30 January 2018 approving the incorporation of the Company as well as the conditional share capital of the Company under its articles of association (the Incorporation Resolution);

(c)	a .pdf copy of the public deed on the resolution of Auris Medical Holding AG’s shareholders’ meeting dated 12 March 2018 approving, inter alia, the merger into the Company (the First Merger EGM Resolution);

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

(d)	a .pdf copy of the public deed on the resolution of the Company’s shareholders’ meeting dated 12 March 2018 approving, inter alia, the merger of Auris Medical Holding AG into the Company (the Second Merger EGM Resolution, and together with the Incorporation Resolution and the First Merger EGM Resolution, the GM Resolutions);

(e)	a .pdf copy of the certified articles of incorporation of the Company in their version of 13 March 2018 (the Articles);

(f)	a .pdf copy of a certified excerpt from the daily registry (Tagebuchauszug) of the Commercial Register of the Canton of Zug dated 13 March 2018 relating to recording of the merger of Auris Medical Holding AG into the Company and the Articles as per the Second Merger EGM Resolution (the Excerpt);

(g)	a .pdf copy of the Equity Incentive Plans; and

(h)	a .pdf copy of the resolution of the board of directors of the Company dated 12 March 2018 approving, inter alia, the adoption of the Equity Incentive Plans for the Company (the Board Resolution);

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

3.	Assumptions

In rendering the opinion below, we have assumed:

(a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

(b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

(c)	the Board Resolution has been duly resolved in meetings duly convened, or, respectively, in duly executed circular resolutions and have not been rescinded or amended and are in full force and effect;

(d)	the GM Resolutions have been duly resolved in meetings duly convened and has not been rescinded or amended and is in full force and effect;

(e)	the Registration Statement and the Equity Incentive Plans have been duly filed by the Company;

(f)	the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles and the Excerpt as of the date hereof;

(g)	the exercise notice with respect to the Shares to be issued out of the Conditional Share Capital of the Company will be duly delivered in accordance with the Equity Incentive Plans;

(h)	the payment of the exercise price in connection with an exercise notice relating to Shares will be made in accordance with the Equity Incentive Plans; and

(i)	if and to the extent the Shares are to be issued out of the Company’s Conditional Share Capital, such Shares are and will be issued and fully paid up in compliance with the laws of Switzerland.

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

4.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

The Company’s conditional share capital for equity incentive plans under article 3b para. 3 of the Articles (the Conditional Share Capital) provides the Company with the authority to issue up to 915,000 registered common shares with a par value of CHF 0.02 each for purposes of the Equity Incentive Plans without the requirement of further approval in connection with the Equity Incentive Plans. If and to the extent the Shares are issued out of the Conditional Share Capital of the Company pursuant to the Equity Incentive Plans, such Shares will be validly issued, fully paid and non-assessable.

5.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(c)	We express no opinion as regards the withdrawal of the shareholders’ preferential subscription rights (Vorwegzeichnungsrechte) in connection with any issuance of Shares.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Shares.

(e)	We express no opinion as to the future availability of conditional share capital of the Company.

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

(f)	Any issuance of the Shares out of conditional share capital must be confirmed by the auditor of the Company, and amended articles of association of the Company reflecting the issuance of Shares out of the conditional share capital, together with ascertainments by the Company's board of directors in a public deed and said confirmation by the Company's auditor, must be filed with the competent commercial register no later than three months after the end of the Company's fiscal year.

(g)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

(h)	It should be noted that pursuant to article 706 and 706a of the CO, the shareholders are entitled to challenge resolutions adopted by the shareholders' meeting (Generalversammlungsbeschlüsse) that violate the law or a company's articles of association by initiating legal proceedings against a company within two months following such meeting. Such period has not lapsed with respect to the GM Resolutions.

(i)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

6.	Miscellaneous

(a)	We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.

(b)	We hereby consent to the filing of this opinion on the date hereof with the Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

(c)	This opinion is governed by and shall be construed in accordance with the substantive laws of Switzerland, the ordinary Courts of Zurich having exclusive jurisdiction.

Auris Medical Holding AG – Swiss Legal Opinion (Registration Statement on Form S-8)

Yours faithfully,

/s/ Alex Nikitine

Alex Nikitine

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